UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Inspire Medical Systems, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

Inspire Medical Systems, Inc. (the “Company”) is filing this Amendment No. 1 (“Amendment No. 1”) to its definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 16, 2020 (the “Original Filing”) in connection with the Company’s annual meeting of stockholders to be held on April 30, 2020. This Amendment No. 1 corrects information reported in the section entitled “Director Compensation” to reflect the annual equity award granted to the Company’s non-employee directors pursuant to the Company’s non-employee director compensation policy and to correct the amount of cash fees paid to or earned by Ms. Erony during the fiscal year ended December 31, 2019. Except as specifically discussed herein, this Amendment No. 1 does not otherwise modify or update any other disclosures presented in the Original Filing. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Original Filing or modify or update disclosures that may have been affected by subsequent events.

Inspire Medical Systems, Inc.
5500 Wayzata Blvd., Suite 1600
Golden Valley, MN 55416

March 16, 2020

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2020 annual meeting of stockholders (the “Annual Meeting”) of Inspire Medical Systems, Inc., which will be held on Thursday, April 30, 2020, beginning at 8:00 a.m. Central Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on March 6, 2020 a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.

Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the annual meeting via the Internet. Please vote electronically over the Internet, by telephone or if, you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/INSP2020.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Marilyn Carlson Nelson Chair of the Board

Inspire Medical Systems, Inc.
5500 Wayzata Blvd., Suite 1600
Golden Valley, MN 55416

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 30, 2020

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Inspire Medical Systems, Inc., a Delaware corporation, will be held on Thursday, April 30, 2020, at 8:00 a.m. Central Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/INSP2020. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “General Information about the Annual Meeting and Voting—How can I attend and vote at the Annual Meeting?”

The Annual Meeting is being held:

1.	to elect Gary L. Ellis, Mudit K. Jain, Ph.D., and Dana G. Mead, Jr. as Class II directors to hold office until the Company’s annual meeting of stockholders to be held in 2023 and until their respective successors have been duly elected and qualified;
2.	to ratify, in a non-binding vote, the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020;
3.	to approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
4.	to approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers; and
5.	to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are described in the Proxy Statement that follows this notice. Holders of record of our common stock as of the close of business on March 6, 2020 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof.

Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

Timothy P. Herbert President, Chief Executive Officer and Secretary

Golden Valley, MN
March 16, 2020

This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about March 16, 2020.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting: This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

i

Page
Audit Committee	15
Compensation Committee	16
Nominating and Corporate Governance Committee	17
Board and Board Committee Meetings and Attendance	17
Executive Sessions	18
Director Attendance at Annual Meeting of Stockholders	18
Director Nominations Process	18
Board Role in Risk Oversight	19
Committee Charters and Corporate Governance Guidelines	19
Code of Business Conduct and Ethics	20
Anti-Hedging Policy	20
Communications with the Board	20
EXECUTIVE COMPENSATION	21
Overview	21
Stockholder Input on Executive Compensation	21
Summary Compensation Table	21
Narrative to Summary Compensation Table	22
Outstanding Equity Awards at Fiscal Year-End	27
DIRECTOR COMPENSATION	28
Non-Employee Director Compensation Policy	28
STOCK OWNERSHIP	30
Security Ownership of Certain Beneficial Owners and Management	30
Delinquent Section 16(a) Reports	31
CERTAIN TRANSACTIONS WITH RELATED PERSONS	32
Policies and Procedures on Transactions with Related Persons	32
Participation in Our Initial Public Offering	32
Investor Rights Agreement	32
Voting Agreement	32
Right of First Refusal and Co-Sale Agreement	33
Director and Officer Indemnification and Insurance	33
PROPOSAL NO. 3 APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	34
Background	34
Board Recommendation	34
PROPOSAL NO. 4 APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	35
Background	35
Board Recommendation	35
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS	36
HOUSEHOLDING	36
2019 ANNUAL REPORT	36

ii

Inspire Medical Systems, Inc.
5500 Wayzata Blvd., Suite 1600
Golden Valley, MN 55416

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 30, 2020

This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2019 (the “Annual Report” and, together with the Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or the “Board of Directors”) of Inspire Medical Systems, Inc. (the “Company,” “Inspire,” “we,” “us,” or “our”), in connection with our 2020 annual meeting of stockholders (the “Annual Meeting”). This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about March 16, 2020.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Thursday, April 30, 2020 at 8:00 a.m. Central Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/INSP2020 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the as of the close of business on March 6, 2020 (the “Record Date”).

What are the purposes of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:

•	Proposal No. 1: Election of the director nominees listed in this Proxy Statement.
•	Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.
•	Proposal No. 3: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
•	Proposal No. 4: Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”) provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.

What does it mean if I receive more than one Notice and Access Card or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice and Access Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Can I vote my shares by filling out and returning the Notice and Access Card?

No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign the proxy card and return it in the envelope provided.

Who is entitled to vote at the Annual Meeting?

Holders of record of shares of our common stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 24,159,436 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 8:00 a.m. Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Central Time, and you should allow ample time for the check-in procedures.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote, present in person, or by remote communication, or represented by proxy constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

What are “broker non-votes”?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

Under current New York Stock Exchange (“NYSE”) interpretations that govern broker non-votes, Proposal Nos. 1, 3 and 4 are considered non-discretionary matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present electronically or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

How do I vote my shares without attending the Annual Meeting?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card; or
•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on April 29, 2020.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

How can I attend and vote at the Annual Meeting?

We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/INSP2020. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/INSP2020.
•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/INSP2020 on the day of the Annual Meeting.

•	Webcast starts at 8:00 a.m. Central Time.
•	You will need your 16-Digit Control Number to enter the Annual Meeting.
•	Stockholders may submit questions while attending the Annual Meeting via the Internet.
•	Webcast replay of the Annual Meeting will be available until April 30, 2021.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the nominees to the Board set forth in this Proxy Statement.
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.
•	FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
•	ONE YEAR on the approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative FOR votes will be elected as Class II directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(3)

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 3: Approval, on an advisory (non- binding) basis, of the compensation of our named executive officers	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	No(3)

Proposal No. 4: Approval, on an advisory (non- binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers
The frequency that receives the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that received the highest number of votes cast to be the frequency recommended by stockholders.
		“ONE YEAR” “TWO YEARS” “THREE YEARS” “ABSTAIN”	None(2)	No(3)
(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

Who will count the votes?

Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.

Can I revoke or change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to the attention of our Secretary at our corporate offices, provided such statement is received no later than April 29, 2020;
•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern time, on April 29, 2020;

•	submitting a properly signed proxy card with a later date that is received no later than April 29, 2020; or
•	attending the Annual Meeting, revoke your proxy and voting again.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

Why hold a virtual meeting?

We are excited to continue using the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Furthermore, as part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the novel coronavirus disease, COVID-19, we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Board Size and Structure

Our certificate of incorporation as currently in effect (“Certificate of Incorporation”) provides that the number of directors shall be established from time to time by our Board of Directors. Our Board of Directors has fixed the number of directors at nine, and we currently have nine directors serving on the Board.

Our Certificate of Incorporation provides that the Board be divided into three classes, designated as Class I, Class II and Class III. Each class must consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. Each class of directors must stand for re-election no later than the third annual meeting of stockholders subsequent to their initial appointment or election to the Board, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal. Generally, vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office and will not be filled by the stockholders, unless the Board determines by resolution that any such vacancy or newly created directorship will be filled by the stockholders. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation or removal.

Current Directors and Terms

Our current directors and their respective classes and terms are set forth below.

Class I Director – Current Term Ending at 2022 Annual Meeting	Class II Director – Current Term Ending at This Annual Meeting	Class III Director – Current Term Ending at 2021 Annual Meeting
Timothy P. Herbert	Gary L. Ellis	Marilyn Carlson Nelson
Chau Khuong	Mudit K. Jain, Ph.D.	Jerry C. Griffin, M.D.
Shawn T McCormick	Dana G. Mead, Jr.	Casey M. Tansey

Nominees for Director

Mr. Ellis, Dr. Jain, and Mr. Mead have been nominated by the Board to stand for election. As the directors assigned to Class II, Mr. Ellis, Dr. Jain, and Mr. Mead's current terms of service will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Mr. Ellis, Dr. Jain, and Mr. Mead will each serve for a term expiring at the annual meeting to be held in 2023 (the “2023 Annual Meeting”) and the election and qualification of his successor or until his earlier death, resignation or removal.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

Information About Board Nominees and Continuing Directors

The following pages contain certain biographical information as of March 6, 2020 for each nominee for director and each director whose term as a director will continue after the Annual Meeting, including all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.

We believe that all of our directors and nominees: display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees; skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.

Nominees for Election to Three-Year Terms Expiring No Later than the 2023 Annual Meeting

Class II Directors	Age	Served as Director Since	Current Positions with Inspire
Gary L. Ellis	63	July 2019	Director
Mudit K. Jain, Ph.D.	51	May 2009	Director
Dana G. Mead, Jr.	60	January 2008	Director

Gary L. Ellis has served as a member of our Board since July 2019. Mr. Ellis was formerly with Medtronic plc and its subsidiary, Medtronic, Inc., a global medical technology company, until his retirement in December 2016. While at Medtronic, he served in various executive capacities, including: Executive Vice President, Global Operations, Information Technology and Facilities & Real Estate of Medtronic plc from June 2016 to December 2016; Executive Vice President and Chief Financial Officer of Medtronic, Inc. from April 2014 to June 2016; Senior Vice President and Chief Financial Officer of Medtronic, Inc. from May 2005 to April 2014; and Vice President, Corporate Controller and Treasurer of Medtronic, Inc. from 1999 to May 2005. Mr. Ellis currently serves on the board of directors of The Toro Company, a manufacturer of outdoor maintenance equipment, and Hill-Rom Holdings, Inc., a medical equipment manufacturing company, and previously served on the board of directors of Itamar Medical Ltd., a maker of home medical equipment for sleep apnea. Mr. Ellis holds a B.S. in Accounting from the University of South Dakota and is a Certified Public Accountant (Inactive). We believe Mr. Ellis’ financial expertise and extensive experience in the medical device industry enable him to make valuable contributions to our Board.

Mudit K. Jain, Ph.D. has served as a member of our Board since May 2009. Dr. Jain has served as a Founding General Partner at Strategic Healthcare Investment Partners, a venture capital investment firm, since 2018 and previously served as a Managing Director at Synergy Venture Partners, LLC, also a venture capital investment firm, from 2013 to September 2018. Dr. Jain holds a B.E. from the Visvesvaraya Regional College of Engineering, an M.B.A. from the Wharton School of the University of Pennsylvania, and a Ph.D. in biomedical engineering from Duke University. We believe Dr. Jain's experience as a venture capital investor and expertise in biomedical engineering enable him to make valuable contributions to our Board.

Dana G. Mead, Jr. has served as a member of our Board since July 2008. Mr. Mead currently serves as the Chief Executive Officer and President of HeartFlow, Inc., a digital health company transforming how heart disease is diagnosed and treated. From 2016 to May 2019, Mr. Mead served as the Chief Executive Officer and President of Beaver-Visitec International, Inc., a surgical device developer and manufacturer. From 2005 to 2016, Mr. Mead served as a Partner at Kleiner Perkins Caufield & Byers, a venture capital investment firm. In addition to serving on our Board of Directors, Mr. Mead has served on the board of directors of Intersect ENT, Inc. since June 2015. From May 2011 to December 2016, Mr. Mead served on the board of directors of Teladoc, Inc., a telehealth company. Mr. Mead holds a B.A. from Lafayette College and an M.B.A. from the University of Southern California. We believe Mr. Mead’s extensive directorship experience and his broad experience in the healthcare industry enable him to make valuable contributions to our Board.

Class III Directors Whose Terms Expire at the 2021 Annual Meeting of Stockholders

Class III Directors	Age	Served as Director Since	Current Positions with Inspire
Marilyn Carlson Nelson	80	November 2016	Chair of the Board
Jerry C. Griffin, M.D.	75	January 2008	Director
Casey M. Tansey	62	January 2008	Director

Marilyn Carlson Nelson has served as a member of our Board and as its Chair since November 2016. Since 1999, Ms. Nelson has served as Co-Chair of the board of directors and Co-Chief Executive Officer of Carlson Holdings, Inc., an international holdings company. Ms. Nelson previously served as a member of the board of directors of Carlson, Inc., a hospitality and travel company, from 1989 to 2015, and as its Chief Executive Officer from 1998 to 2008. Ms. Nelson also served on the board of directors of ExxonMobil from 1991 to 2012. Ms. Nelson holds a B.A. in international economics from Smith College and honorary doctorates from Smith College, the University of Minnesota, Johnson & Wales University, Gustavus Adolphus College, and the College of St. Catherine. We believe Ms. Nelson’s extensive public and private board experience and her knowledge of the Company as one of our early investors enable her to make valuable contributions to our Board of Directors.

Jerry C. Griffin, M.D. has served as a member of our Board since January 2008. Since 2006, Dr. Griffin has served as President of Griffin & Schwartz, Scientific Services, Inc., a management consulting firm in the healthcare products industry. From September 2000 to June 2006, Dr. Griffin served as President, Chief Executive Officer and a Director of POINT Biomedical Corp., a developer of pharmaceutical products for use with ultrasound imaging. Dr. Griffin has also been a professor or assistant professor in the Department of Medicine, Division of Cardiology at various teaching institutions. Dr. Griffin holds a B.S. from the University of Southern Mississippi and a M.D. from the University of Mississippi. We believe Dr. Griffin's public and private board experience and his extensive experience in the healthcare products industry enable him to make valuable contributions to our Board.

Casey M. Tansey has served as a member of our Board since January 2008. Since August 2014, Mr. Tansey has served as a Managing Partner of U.S. Venture Partners (“USVP”), a venture capital investment firm, and, from April 2005 to July 2014, as a Managing Member of USVP. Mr. Tansey previously served on the board of directors of Intersect ENT, Inc. from 2006 to 2017 and Reshape Medical, Inc. from October 2008 to October 2017. Mr. Tansey holds a B.S. and M.B.A. from the College of Notre Dame. We believe Mr. Casey’s extensive experience in the medical device industry enables him to make valuable contributions to our Board.

Class I Directors Whose Terms Expire at the 2022 Annual Meeting of Stockholders

Class I Directors	Age	Served as Director Since	Current Positions with Inspire
Timothy P. Herbert	57	November 2007	Chief Executive Officer, President and Director
Chau Khuong	44	April 2014	Director
Shawn T McCormick	55	January 2017	Director

Timothy P. Herbert, our founder, has served as our Chief Executive Officer and President and as a member of our Board since November 2007. Prior to joining us, Mr. Herbert spent 11 years at Medtronic, a medical equipment development company, where he held management positions in product development, clinical research, sales, marketing, and healthcare reimbursement. Mr. Herbert holds a B.S. in electrical engineering from North Dakota State University and an M.B.A. from the University of St. Thomas. We believe Mr. Herbert's experience in the industry, his role as our Chief Executive Officer and President and his knowledge of the Company enable him to make valuable contributions to our Board.

Chau Khuong has served as a member of our Board since April 2014. Mr. Khuong is a Private Equity Partner at OrbiMed Advisors, L.L.C., a venture capital and asset management firm, which he joined in 2003. Mr. Khuong has served on the boards of directors of Aerpio Pharmaceuticals, Inc. since April 2014, Synlogic, Inc. since February 2016 and Bellus Health, Inc since December 2018. Mr. Khuong previously served as a member of the boards of directors of Otonomy, Inc. from 2013 to 2016, Pieris, Inc. from 2014 to 2017 and Nabriva Therapeutics plc (formerly Nabriva Therapeutics AG) from 2015 to 2017. Mr. Khuong holds a B.S. in molecular, cellular and development biology and an M.P.H. with concentration in infectious diseases, both from Yale University. We believe Mr. Khuong's extensive public and private board experience and his experience as a venture capital investor enable him to make valuable contributions to our Board.

Shawn T McCormick has served as a member of our Board since January 2017. Mr. McCormick served as Chief Financial Officer of Tornier N.V., a global orthopedic company, from September 2012 until October 2015 when Tornier merged with Wright Medical Group, Inc. Before Tornier, Mr. McCormick served as Chief Operating Officer of Lutonix, Inc., a medical device company, from April 2011 to February 2012 and as Chief Financial Officer and Senior Vice President of ev3 Inc., a global endovascular company, from January 2009 to July 2010, when ev3 was acquired by Covidien plc. From 1992 to 2009, Mr. McCormick held various positions at Medtronic, including as its Vice President, Corporate Development, where he was responsible for leading Medtronic's worldwide business development activities and VP Finance for the Spinal, Biologics and Navigation business. In addition to serving on our Board, Mr. McCormick has served on the board of directors of Nevro Corp. since 2014, and Surmodics, Inc. since 2015. Mr. McCormick also served on the board of directors of Entellus Medical, Inc. from 2014 to February 2018. Mr. McCormick holds a B.S. in Accounting from Arizona State University and an M.B.A. from the University of Minnesota's Carlson School of Management and is a certified public accountant (inactive). He is also a National Association of Corporate Directors Fellow. We believe Mr. McCormick's financial expertise and extensive experience in the medical device industry enable him to make valuable contributions to our Board.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of Gary L. Ellis, Mudit K. Jain, Ph.D., and Dana G. Mead, Jr. as Class II directors to hold office until the 2023 Annual Meeting and until their respective successors have been duly elected and qualified.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The audit committee appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. Ernst & Young LLP has served as our independent registered public accounting firm since 2015. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the audit committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2020.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

Audit, Audit-Related, Tax and All Other Fees

The table below sets forth the aggregate fees billed to Inspire for services related to the fiscal years ended December 31, 2019 and 2018, respectively, by Ernst & Young LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2019	2018
Audit Fees(1)	$462,155	$605,061
Audit-Related Fees(2)	—	—
Tax Fees(3)	62,514	55,711
All Other Fees(4)	3,325	2,000
Total	$527,994	$662,772
(1)	Audit Fees for both years presented consist of fees billed for professional services by Ernst & Young LLP for the audit of our annual financial statements, related services that are normally provided in connection with statutory and regulatory filings or engagements, and, in 2018 only, fees in connection with our Form S-1 registration statements for our initial public offering (“IPO”) and our follow-on offering.
(2)	Audit-Related Fees consist of fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	Tax Fees consist of fees for professional services, including tax consulting and compliance performed by Ernst & Young LLP.
(4)	All Other Fees consist of an online accounting research tool subscription.

Pre-Approval Policies and Procedures

The formal written charter for our audit committee requires that the audit committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.

The audit committee has adopted a pre-approval policy that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. This pre-approval policy generally provides that the audit committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the audit committee or (ii) entered into pursuant to the pre-approval policies and procedures described in the pre-approval policy. Unless a type of service to be provided by our independent registered public accounting firm has received this latter general pre-approval under the pre-approval policy, it requires specific pre-approval by the audit committee.

On an annual basis, the audit committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by the Company’s independent registered public accounting firm without first obtaining specific pre-approval from the audit committee. The audit committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. Any member of the audit committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the audit committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the audit committee requires pre-approval for such additional services or such additional amounts.

The services provided to us by Ernst & Young LLP in 2018 and 2019 were provided in accordance with our pre-approval policies and procedures, as applicable.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.

Audit Committee Report

The audit committee operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this Proxy Statement under the discussion of “Corporate Governance— Audit Committee.” Under the audit committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In the performance of its oversight function, the audit committee reviewed and discussed with management and Ernst & Young LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2019. The audit committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the audit committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.

Based upon the review and discussions described in the preceding paragraph, the audit committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Shawn T McCormick (Chair)
Mudit K. Jain, Ph.D.
Dana G. Mead, Jr.

EXECUTIVE OFFICERS

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of March 6, 2020. There are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position	In Current Position Since
Timothy P. Herbert	57	Chief Executive Officer, President and Director	2007
Richard J. Buchholz	52	Chief Financial Officer	2014
Randall A. Ban	55	Chief Commercial Officer	2009
Steven L. Jandrich	53	Chief Compliance Officer and Vice President, Human Resources	2017

See page 9 of this Proxy Statement for Timothy P. Herbert’s biography.

Richard J. Buchholz has served as our Chief Financial Officer since May 2014. Prior to joining us, Mr. Buchholz served as the Chief Financial Officer, Secretary and Treasurer at superDimension, Ltd., a medical device manufacturer (which was acquired by Covidien plc in May 2012), from August 2006 to July 2013. Mr. Buchholz holds a B.B.A. from the University of Wisconsin, Eau Claire and is a certified public accountant (inactive).

Randall A. Ban has served as our Chief Commercial Officer since July 2019. Prior to that, he served as our Senior Vice President, Sales and Marketing from July 2009 to December 2018 and, in December 2018, his title was changed to Senior Vice President, Global Sales and Marketing. Before joining us, he served as Chief Operating Officer at Vertebral Technologies Inc., a medical device company, from 2008 to 2009. From 2006 to 2008, Mr. Ban served as Vice President of Global Marketing, CRM at Boston Scientific. Mr. Ban holds a B.S. in marketing and an M.B.A., both from Indiana University.

Steven L. Jandrich has served as our Chief Compliance Officer and as our Vice President, Human Resources since September 2017. From May 2015 to September 2017, Mr. Jandrich served as Vice President, Human Resources for Link Snacks, Inc., a multinational retail snack producer, where he led human resources functions including talent management and employee relations. From April 2001 to April 2015, Mr. Jandrich was an employee of St. Jude Medical, Inc., and from January 2013 to April 2015 Mr. Jandrich served as its Vice President of Commercial Operations and was responsible for establishing its global sales training program. Mr. Jandrich holds a B.B.A. and M.B.A., both from the University of St. Thomas.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Corporate Governance—Governance Documents” section of the “Investors” page of our website located at www.inspiresleep.com, or by writing to our Secretary at our offices at 5500 Wayzata Blvd., Suite 1600, Golden Valley, MN 55416. Among the topics addressed in our Corporate Governance Guidelines are:

•	Board size, independence and qualifications	•	Stock ownership

•	Executive sessions of independent directors	•	Board access to senior management

•	Board leadership structure	•	Board access to independent advisors

•	Selection of new directors	•	Board self-evaluations

•	Director orientation and continuing education	•	Board meetings

•	Limits on board service	•	Meeting attendance by directors and non-directors

•	Change of principal occupation	•	Meeting materials

•	Term limits	•	Board committees, responsibilities and independence

•	Director responsibilities	•	Succession planning

•	Director compensation

Board Leadership Structure

Our Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company and its stockholders. If the Chairperson of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a lead independent director (the “Lead Director”). The Lead Director’s responsibilities include, but are not limited to: presiding over all meetings of the Board at which the Chairperson of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chairperson of the Board. Our Corporate Governance Guidelines provide that, at such times as the Chairperson of the Board qualifies as independent, the Chairperson of the Board will serve as Lead Director.

The positions of our Chair of the Board and our Chief Executive Officer and President are currently served by two separate persons. Ms. Nelson serves as Chairman of the Board, and Mr. Herbert serves as our Chief Executive Officer and President. In her capacity as the independent Board Chair, Ms. Nelson performs the functions of the Lead Director.

The Board believes that our current leadership structure of Chief Executive Officer and Chair of the Board being held by two separate individuals is in the best interests of the Company and its stockholders and strikes the appropriate balance between the Chief Executive Officer and President’s responsibility for the strategic direction, day-to day-leadership and performance of our Company and the Chair of the Board’s responsibility to guide overall strategic direction of our Company and provide oversight of our corporate governance and guidance to our Chief Executive Officer and President and to set the agenda for and preside over Board meetings. We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Accordingly the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.

Director Independence

Under our Corporate Governance Guidelines and the NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must meet the bright-line tests for independence set forth by the NYSE rules.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Mr. Ellis, Dr. Griffin, Dr. Jain, Mr. Khuong, Mr. McCormick, Mr. Mead, Ms. Nelson or Mr. Tansey, representing eight of our nine directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the rules of the NYSE. Our Board of Directors had determined that Joyce Erony qualified as “independent” during the period she served on our Board until her departure on August 1, 2019. In making these determinations, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock and the relationships of our non-employee directors with certain of our significant stockholders.

Board Committees

Our Board of Directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the audit committee, the compensation committee and the nominating and corporate governance committee operates under a written charter.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Gary L. Ellis	—	—	Chair
Jerry C. Griffin, M.D.	—	X	X
Timothy P. Herbert	—	—	—
Mudit K. Jain, Ph.D.	X	—	—
Chau Khuong	—	X	—
Dana G. Mead, Jr.	X	—	—
Shawn T. McCormick	Chair	—	—
Marilyn Carlson Nelson	—	—	X
Casey M. Tansey	—	Chair	—

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process and assists our Board of Directors in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our risk management program, (iv) the performance of our independent auditor and (v) the design and implementation of our internal audit function and internal controls. Our audit committee is responsible for, among other things:

•	appointing, compensating, retaining and overseeing the work of our independent auditor and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us;
•	discussing with our independent auditor any audit problems or difficulties and management’s response;
•	pre-approving all audit and non-audit services provided to us by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the committee or exempt from such requirement under SEC rules);

•	reviewing and discussing our annual and quarterly financial statements with management and our independent registered public accounting firm;
•	discussing and overseeing our policies with respect to risk assessment and risk management; and
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

The audit committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The audit committee has the authority to engage independent legal, accounting and other advisors as it deems necessary or appropriate to assist in carrying out its responsibilities, and we must pay the compensation of such advisors.

Our audit committee currently consists of Dr. Jain, Mr. McCormick and Mr. Mead, with Mr. McCormick serving as chair. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the NYSE. Our Board of Directors has affirmatively determined that each of Dr. Jain, Mr. McCormick and Mr. Mead qualifies as “independent” under NYSE’s additional standards applicable to audit committee members and Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”). In addition, our Board of Directors has determined that Dr. Jain, Mr. McCormick and Mr. Mead each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

Our compensation committee oversees our compensation policies, plans and benefits programs. Our compensation committee is responsible for, among other things:

•	reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting the Chief Executive Officer’s compensation;
•	reviewing and setting or making recommendations to our Board of Directors regarding the compensation of our other executive officers;
•	reviewing and making recommendations to our Board of Directors regarding director compensation;
•	reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans and arrangements; and
•	appointing and overseeing any compensation consultants.

The compensation committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time.

Our compensation committee currently consists of Dr. Griffin, Mr. Khuong and Mr. Tansey, with Mr. Tansey serving as chair. Our Board of Directors has determined that each of Dr. Griffin and Messrs. Khuong and Tansey qualify as “independent” under NYSE’s additional standards applicable to compensation committee members and as a “non-employee directors” as defined in Section 16b-3 of the Exchange Act.

The compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the compensation committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable NYSE rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the compensation committee.

Compensation Consultants

The compensation committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the compensation committee has engaged the services of Radford, which is part of the Rewards Solutions practice at Aon plc, as its independent outside compensation consultant.

All executive compensation services provided by Radford during 2019 were conducted under the direction or authority of the compensation committee, and all work performed by Radford was pre-approved by the compensation committee. Radford’s services during 2019 included, among other things, reviewing the Company’s executive compensation policy, evaluating the Company’s peer group used to set executive compensation, providing benchmark data as well as broad market data regarding compensation for executives serving in similar capacities and, providing information on current trends and developments in executive and director compensation. Neither Radford nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. The compensation committee evaluated whether any work provided by Radford raised any conflict of interest for services performed during 2019 and determined that it did not.

Additionally, during 2019, Radford did not provide any services to us unrelated to executive and director compensation.

Compensation Committee Interlocks and Insider Participation

During the 2019 fiscal year, the members of our compensation committee were Dr. Griffin, Mr. Khuong and Mr. Tansey, none of whom was, during the fiscal year, an officer or employee of the Company and none of whom was formerly an officer of the Company. During 2019, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving on our Board or compensation committee. During the fiscal year ended December 31, 2019, no other relationships required to be disclosed by the rules of the SEC existed aside from those identified herein.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee oversees and assists our Board of Directors in reviewing and recommending nominees for election as directors. Our nominating and corporate governance committee is responsible for, among other things:

•	identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;
•	recommending to our Board of Directors the nominees for election to our Board of Directors at annual meetings of our stockholders;
•	overseeing the annual self-evaluations of our Board of Directors and management; and
•	developing and recommending to our Board of Directors a set of corporate governance guidelines and principles.

The nominating and corporate governance committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The nominating and corporate governance committee has the authority to retain any search firm to be used to identify director nominees and independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities and we will pay the compensation of any such firm or advisor engaged.

Our nominating and corporate governance committee currently consists of Mr. Ellis, Dr. Griffin and Ms. Nelson, with Mr. Ellis serving as chair. Our former director, Ms. Erony, served as the chair of the nominating and corporate governance committee through August 1, 2019. Our Board has determined that each of Mr. Ellis, Dr. Griffin and Ms. Nelson qualifies as “independent” under applicable NYSE rules for purposes of serving on the nominating and corporate governance committee and Ms. Erony qualified as “independent” for such purposes while she served on the committee.

Board and Board Committee Meetings and Attendance

During fiscal 2019, our Board of Directors met six times, the audit committee met four times, the compensation committee met five times and the nominating and corporate governance committee met seven times. In 2019, each of our directors attended at least 80% of the meetings of the Board and committees on which he or she served as a member.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and any non-independent directors. The Chair of the Board presides at each of these meetings and, in her absence, the non-management and independent directors in attendance, as applicable, determine which member will preside at such session.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. All of our then-serving directors attended our annual meeting of stockholders held in 2019.

Director Nominations Process

The nominating and corporate governance committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the nominating and corporate governance committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the nominating and corporate governance committee considers candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In addition to any factors they deem relevant, the nominating and corporate governance committee may consider: the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company; the candidate’s experience as a board member of another publicly held company; the candidate’s professional and academic experience relevant to the Company’s industry; the strength of the candidate’s leadership skills; the candidate’s experience in finance and accounting and/or executive compensation practices; whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and the candidate’s geographic background, gender, age and ethnicity.

We consider diversity and view it a meaningful factor in identifying director nominees, but do not have a formal diversity policy. Currently, 33% of our Board is a member of a diverse gender or ethnic group. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider potential conflicts of interest with the candidates other personal and profession pursuits.

In identifying prospective director candidates, the nominating and corporate governance committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The nominating and corporate governance committee also may, but need not, retain a third-party search firm in order to assist it in identifying candidates to serve as directors of the Company. The nominating and corporate governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and corporate governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the nominating and corporate governance committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

Prior to our initial public offering and in connection with their investment in the Company, certain of our pre-IPO investors were entitled to designate a member to serve on our Board pursuant to a Voting Agreement. Pursuant to this Voting Agreement, Dr. Jain was designated by Synergy Life Science Partners and Mr. Mead was designated by KPCB Holdings, Inc. Mr. Ellis was identified by management to be considered as a nominee to serve on the Board. Each of the director nominees to be elected at the Annual Meeting was evaluated in accordance with our standard review process for director candidates in connection with their initial appointment and their nomination for election or re-election, as applicable, at the Annual Meeting. The Voting Agreement terminated by its terms in connection with the closing of our IPO, and none of our stockholders currently have any continuing rights regarding the election or designation of members of our Board of Directors.

When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.

The nominating and corporate governance committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our bylaws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Inspire Medical Systems, Inc., 5500 Wayzata Blvd., Suite 1600, Golden Valley, MN 55416. All recommendations for director nominations received by the Secretary that satisfy our by-law requirements relating to such director nominations will be presented to the nominating and corporate governance committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”

Board Role in Risk Oversight

The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function by its audit committee, compensation committee and nominating and corporate governance committee. Each of the committees regularly reports to the Board.

The audit committee assists the Board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements, and our enterprise risk management program. Through its regular meetings with management, including the finance, legal, internal audit, tax, compliance, and information technology functions, the audit committee reviews and discusses significant areas of our business and summarizes for the Board areas of risk and the appropriate mitigating factors. The compensation committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters, and coordinating, along with the Board’s Chair, succession planning discussions. The nominating and corporate governance committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure, and corporate governance. In addition, our Board receives periodic detailed operating performance reviews from management.

Committee Charters and Corporate Governance Guidelines

Our Corporate Governance Guidelines, charters of the audit committee, compensation committee and nominating and corporate governance committee and other corporate governance information are available under the Corporate Governance section of the Investors page of our website located at www.inspiresleep.com, or by writing to our Secretary at our offices at 5500 Wayzata Blvd., Suite 1600, Golden Valley, MN 55416.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of our Code of Business Conduct and Ethics is available under the Corporate Governance section of the Investors page of our website located at www.inspiresleep.com, or by writing to our Secretary at our offices at 5500 Wayzata Blvd., Suite 1600, Golden Valley, MN 55416. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website rather than by filing a Current Report on Form 8-K.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts; short sales; and transactions in publicly traded options, such as puts, calls and other derivatives involving our equity securities.

Communications with the Board

Any stockholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of the Secretary, Inspire Medical Systems, Inc., 5500 Wayzata Blvd., Suite 1600, Golden Valley, MN 55416. The Secretary will forward the communication to the appropriate director or directors as appropriate.

EXECUTIVE COMPENSATION

Overview

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. Although we lost our status as an “emerging growth company” and “smaller reporting company,” each as defined in the JOBS Act, in 2019, we are not required to include a Compensation Discussion and Analysis in this Proxy Statement and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies and smaller reporting companies. In 2019, our “named executive officers” and their positions were as follows:

•	Timothy P. Herbert, President and Chief Executive Officer;
•	Richard J. Buchholz, Chief Financial Officer; and
•	Randall A. Ban, Chief Commercial Officer.

Stockholder Input on Executive Compensation

This year, we are holding the first stockholder votes to approve the compensation of our named executive officers on an advisory basis as well as the frequency of such stockholder advisory votes on our executive compensation program. We have recommended that the stockholders approve a frequency of every one year.

We are committed to ongoing engagement with its investors on all appropriate matters, including executive compensation and governance. Following the advisory votes at the Annual Meeting, we expect that the compensation committee will consider stockholder input in evaluating the design of our executive compensation and the compensation decisions for each of the named executive officers.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the fiscal years presented.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Total ($)
Timothy P. Herbert President and Chief Executive Officer	2019	439,875	2,047,305	412,383	2,899,563
	2018	417,606	2,424,007	419,156	3,260,769
	2017	380,000	83,901	135,660	599,561
Richard J. Buchholz Chief Financial Officer	2019	333,373	629,940	187,523	1,150,836
	2018	311,269	656,960	190,603	1,158,832
	2017	255,748	8,708	65,216	329,672
Randall A. Ban Chief Commercial Officer	2019	297,984	1,438,640	240,040	1,976,664
	2018	287,907	538,000	237,444	1,063,351
	2017	278,168	19,818	215,225	513,211
(1)	Amounts reflect the full grant date fair value of stock options granted computed in accordance with FASB ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock option awards made to named executive officers in Note 8 to our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
(2)	The 2019 amounts for Messrs. Herbert and Buchholz represent earned annual bonuses under our Management Incentive Program (“MIP”), of $412,383 and $187,523. The 2019 amount for Mr. Ban represents earned commissions of $240,040.

Narrative to Summary Compensation Table

2019 Salaries

The named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. For 2019, the compensation committee determined to increase base salaries for Messrs. Herbert, Buchholz and Ban were initially increased as compared to 2018, respectively: from $425,000 to $439,875; from $322,100 to $333,373; and from $287,907 to $297,984.

The compensation committee determined to increase the 2020 base salaries of Messrs. Herbert, Buchholz and Ban to $505,856, $383,379 and $327,782, respectively.

2019 Bonuses and Commissions

We pay cash incentive awards to each of our named executive officers. Such awards are designed to incentivize our named executive officers with a variable level of compensation that is based on performance measures evaluated by our compensation committee in consultation with management and as approved by the board. These cash incentives are intended to link a substantial portion of executive compensation to our performance and provide executive officers with a competitive level of compensation if they achieve their objectives.

Management Incentive Program

Each of Messrs. Herbert and Buchholz are eligible to participate in our MIP, under which eligible participants may receive cash bonuses based on our achievement of certain company financial operating performance metrics. For 2019, the annual target bonus amounts under the MIP expressed as a percentage of base salary for Messrs. Herbert and Buchholz were equal to 75% and 45%, respectively.

Based on the achievement of the 2019 performance measures under the MIP, the compensation committee recommended, and the board approved, payment of cash bonuses under the MIP equal to 125% of Messrs. Herbert and Buchholz's respective target bonus amounts for 2019, totaling $412,383 and $187,523, respectively.

Effective for fiscal year 2020 and thereafter, Messrs. Herbert and Buchholz’s annual target bonus amounts under the MIP, expressed as a percentage of base salary, were increased to 80% and 50%, respectively.

Ban Commissions

Mr. Ban is eligible to receive commissions based on achievement of certain performance metrics, which are determined and paid on a quarterly basis. The compensation committee determined that Mr. Ban would have an annual target commission amount of $149,000 for 2019. Based on the achievement of the applicable performance components, Mr. Ban received quarterly commission payments of $35,280, $38,600, $38,120 and $128,040, respectively for 2019. As a result, Mr. Ban earned cash commissions totaling an aggregate $240,040, representing 161% of his annual target commission amount.

The actual cash bonuses and commissions earned by each named executive officer for 2019 performance are set forth above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

Equity Compensation

Prior to our IPO, we maintained two equity incentive plans, the 2007 Stock Incentive Plan, as amended (the “2007 Plan”) and the 2017 Stock Incentive Plan, as amended (the “2017 Plan”), which have provided our employees (including the named executive officers), non-employee directors, consultants and independent contractors the opportunity to participate in the equity appreciation of our business through the receipt of stock options to purchase shares of our common stock. We believe that such stock options function as a compelling retention tool. The 2007 Plan terminated in accordance with its terms on November 28, 2017. Accordingly, we may no longer grant stock options under the 2007 Plan; however, outstanding stock options may continue to be exercised in accordance with their terms. Immediately following the termination of the 2007 Plan, we adopted the 2017 Plan, which contains substantially similar terms and conditions as the 2007 Plan. In connection with the

IPO we adopted, and our stockholders approved, the 2018 Incentive Award Plan (the “2018 Plan”) in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of us and certain of our affiliates and to enable us and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term success.

In addition, eligible employees of us or our designated subsidiaries (including our named executive officers), may participate in the Inspire Medical Systems, Inc. 2018 Employee Stock Purchase Plan (the “ESPP”). The ESPP provides eligible employees with the opportunity to acquire our common stock through periodic payroll deductions, at a discounted price. The ESPP is structured as a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Under the 2018 Plan, we granted Mr. Ban an incentive stock option to purchase 25,000 shares of our common stock at an exercise price of $67.63 per share on July 31, 2019 in connection with his promotion to Chief Commercial Officer.

In addition, on December 16, 2019, we granted incentive stock options to purchase 65,000 shares of our common stock, 20,000 shares of our common stock and 25,000 shares of our common stock to Messrs. Herbert, Ban and Buchholz, respectively. Each such stock option has a $71.00 per share exercise price.

The foregoing stock options have the same vesting schedule, which provides for 25% to vest on the first anniversary of the grant date and the remaining 75% to vest in 36 equal monthly installments thereafter (such that the stock option would fully vest on the fourth anniversary of the grant date), subject to the recipient’s continuous employment through the relevant vesting dates; provided that a stock option award will fully accelerate in vesting in the event of a termination of the recipient’s employment by us without “Cause” (as defined in the named executive officer’s employment agreement) within one year following a “Change in Control” (as defined in the 2018 Plan).

Other Elements of Compensation

Retirement Plans

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Employee Benefits and Perquisites

Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;
•	medical and dependent care flexible spending accounts;
•	long-term disability insurance; and
•	life insurance.

No Tax Gross-Ups

We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.

Employment Agreements

Timothy P. Herbert

We entered into an employment agreement with Mr. Herbert, dated November 16, 2007, as was subsequently amended and restated effective as of April 9, 2018 (the “Herbert Employment Agreement”), providing for his position as President and Chief Executive Officer and an annual base salary of $425,000. The Herbert

Employment Agreement provides for an indefinite term and is terminable at will by us or Mr. Herbert, provided that one month’s advance notice must be provided by the terminating party in the event of a termination of employment without “Cause” by us or a resignation without “Good Reason” by Mr. Herbert.

The Herbert Employment Agreement provides for Mr. Herbert’s eligibility to receive discretionary annual bonuses and/or long term incentive compensation with a target amount of 75% of Mr. Herbert’s annual base salary, based upon achievement of annual performance targets. Pursuant to the Herbert Employment Agreement, upon termination of employment by us without Cause or by Mr. Herbert for Good Reason, Mr. Herbert will receive the sum of his (x) then current annual base salary and (y) a pro rata portion of his target annual bonus, with such amount payable in installments over the 12-month period following such termination, as well as subsidized COBRA premiums for 12 months following his termination of employment. Notwithstanding the foregoing, in the event such a termination of employment occurs on or within the twelve-month period following a Change of Control, Mr. Herbert will be entitled to receive: the sum of (x) eighteen months of his then current base salary and (y) target annual bonus, payable in substantially equal installments for eighteen months following his termination of employment, (B) subsidized COBRA premiums for eighteen months following his termination of employment and (C) acceleration in full of the vesting of his outstanding equity awards. Mr. Herbert will be required to execute a release of claims in favor of us in order to receive his severance benefits.

The Herbert Employment Agreement also provides for a Code Section 280G “cutback” such that payments or benefits that he receives in connection with a Change of Control will be reduced to the extent necessary to avoid the imposition of any excise tax under Code Sections 280G and 4999 if such reduction would result in a greater after-tax payment amount to Mr. Herbert.

“Change of Control” is defined in the Herbert Employment Agreement as the occurrence of one of the following: (i) a sale by our stockholders of a substantial portion of their stock in us, or a merger, reorganization or consolidation, whereby our equity holders existing immediately prior to such sale, merger, reorganization or consolidation do not, immediately after consummation of such sale, reorganization, merger or consolidation, own more than fifty percent (50%) of the combined voting power of the surviving entity’s then outstanding voting securities entitled to vote generally in the election of directors but only if such event results in a change in board of directors composition such that the directors immediately preceding such events do not comprise a majority of the board of directors following such event, or (ii) the sale or other disposition of all or substantially all of our assets to an entity in which we, any of our subsidiaries, or our equity holders existing immediately prior to such sale beneficially own less than fifty percent (50%) of the combined voting power of such acquiring entity’s then outstanding voting securities entitled to vote generally in the election of directors but only if such event results in a change in board of directors composition such that the directors immediately preceding such events do not comprise a majority of the board of directors following such event.

“Cause” is defined in the Herbert Employment Agreement as (i) Mr. Herbert’s material breach of his obligations under the Herbert Employment Agreement, or his repeated failure or refusal to perform or observe his duties, responsibilities and obligations as an executive, for reasons other than disability, if such breach, failure or refusal continues or it or another breach, failure or refusal is repeated following written notice thereof to him; (ii) any material dishonesty or other breach of the duty of loyalty affecting us or any of our customers, vendors or employees; (iii) use of alcohol or other drugs in a manner which materially affects the performance of Mr. Herbert’s duties, responsibilities and obligations as an employee, if such use continues or is repeated following written notice thereof to him; (iv) conviction of, or a plea of guilty or nolo contendre to, a charge of commission of a felony or of any crime involving misrepresentation, moral turpitude or fraud; (v) commission by Mr. Herbert of any other willful or intentional act which materially injures our reputation, business or business relationships if such act occurs or continues following written notice to him of the same or of a prior willful or intentional act injuring our reputation, business or business relationships; or (vi) the existence of any court order or settlement agreement prohibiting Mr. Herbert’s continued employment with us.

“Good Reason” is defined in the Herbert Employment Agreement as (i) a material reduction, without Mr. Herbert’s consent, in Mr. Herbert’s duties or responsibilities, (provided no such reduction shall be deemed to have occurred solely by reason of our having hired a new Chief Executive or President as long as Mr. Herbert continues to have responsibilities that are consistent with executive status); (ii) a material reduction of Mr. Herbert’s base salary, unless such reduction is part of an overall reduction in salary for executive employees and Mr. Herbert’s reduction is proportionate to the overall reduction in salary; (iii) us moving Mr. Herbert’s place of employment, without his consent, more than 50 miles from the place of his employment prior to such move, although business travel shall not be deemed to be a move of his place of employment; or (iv) our material breach of the Herbert Employment Agreement, provided Mr. Herbert has provided us detailed written notice of such alleged breach and we have not, within thirty (30) days of receipt of such notice, cured such alleged breach.

The Herbert Employment Agreement contains non-competition and employee non-solicitation covenants that apply through one year following termination of employment.

Richard J. Buchholz

We entered into an employment agreement with Mr. Buchholz, dated June 1, 2014, as was subsequently amended and restated effective as of April 9, 2018 (the “Buchholz Employment Agreement”), providing for his position as Chief Financial Officer and an annual base salary of $322,100. The Buchholz Employment Agreement provides for an indefinite term and is terminable at will by us or Mr. Buchholz, provided that one month’s advance notice must be provided by us in the event of a termination of employment without “Cause” and two weeks’ advance notice must be provided by Mr. Buchholz in the event of a resignation for any reason.

The Buchholz Employment Agreement provides for Mr. Buchholz’s eligibility to receive discretionary annual bonuses and/or long term incentive compensation with a target amount of 45% of Mr. Buchholz’s annual base salary, based upon achievement of annual performance targets. Pursuant to the Buchholz Employment Agreement, upon termination of employment by us without Cause, Mr. Buchholz will receive the sum of (x) 9 months of his then current annual base salary and (y) a pro rata portion of his target annual bonus, with such amount payable in installments over the 9-month period following such termination, as well as subsidized COBRA premiums for 9 months following his termination of employment. Notwithstanding the foregoing, in the event such a termination of employment occurs on or within the twelve-month period following a Change of Control, Mr. Buchholz will be entitled to receive: the sum of (x) twelve months of his then current base salary and (y) target annual bonus, payable in substantially equal installments for twelve months following his termination of employment, (B) subsidized COBRA premiums for twelve months following his termination of employment and (C) acceleration in full of the vesting of his outstanding equity awards. Mr. Buchholz will be required to execute a release of claims in favor of us in order to receive his severance benefits.

The Buchholz Employment Agreement also provides for a Code Section 280G “cutback” such that payments or benefits that he receives in connection with a Change of Control will be reduced to the extent necessary to avoid the imposition of any excise tax under Code Sections 280G and 4999 if such reduction would result in a greater after-tax payment amount to Mr. Buchholz.

For purposes of the Buchholz Employment Agreement, “Change of Control” has the same meaning as used in the Herbert Employment Agreement.

“Cause” is defined in the Buchholz Employment Agreement as (i) Mr. Buchholz’s breach of his obligations under the Buchholz Employment Agreement, or his repeated failure or refusal to perform or observe his duties, responsibilities and obligations as an executive, for reasons other than disability; (ii) any material dishonesty or other breach of the duty of loyalty affecting us or any of our customers, vendors or employees; (iii) use of alcohol or other drugs in a manner which affects the performance of Mr. Buchholz’s duties, responsibilities and obligations as an employee; (iv) conviction of, or a plea of guilty or nolo contendre to, a charge of commission of a felony or of any crime involving misrepresentation, moral turpitude or fraud; (v) commission by Mr. Buchholz of any other willful or intentional act which materially injures our reputation, business or business relationships; or (vi) the existence of any court order or settlement agreement prohibiting Mr. Buchholz’s continued employment with us.

The Buchholz Employment Agreement contains non-competition and employee non-solicitation covenants that apply through one year following termination of employment.

Randall A. Ban

We entered into an employment agreement with Mr. Ban, dated July 20, 2009, as was subsequently amended and restated effective as of April 9, 2018 (the “Ban Employment Agreement”), providing for his position as Senior Vice President of Marketing and an annual base salary of $287,907. The Ban Employment Agreement provides for an indefinite term and is terminable at will by us or Mr. Ban, provided that one month’s advance notice must be provided by us in the event of a termination of employment without “Cause” and two weeks’ advance notice must be provided by Mr. Ban in the event of a resignation for any reason.

The Ban Employment Agreement provides for Mr. Ban’s eligibility to receive discretionary annual bonuses and/or long term incentive compensation, as well as Mr. Ban’s current participation in a commission program in lieu of the foregoing. The Ban Employment Agreement provides that Mr. Ban will be eligible for an annual target commission amount as determined at the beginning of each calendar year. Pursuant to the Ban Employment Agreement, upon termination of employment by us without Cause, Mr. Ban will receive the sum of (x) 9 months of his then current annual base salary and (y) a pro rata portion of his target annual commission, with such amount payable in installments over the 9-month period following such termination, as well as subsidized COBRA premiums for 9 months following his termination of employment. Notwithstanding the foregoing, in the event such a termination of employment occurs on or within the twelve-month period following a Change of Control, Mr. Ban will be entitled to receive: the sum of (x) twelve months of his then current base salary and (y) target annual commission, payable in substantially equal installments for twelve months following his termination of employment, (B) subsidized COBRA premiums for twelve months following his termination of employment and (C) acceleration in full of the vesting of his outstanding equity awards. Mr. Ban will be required to execute a release of claims in favor of us in order to receive his severance benefits.

The Ban Employment Agreement also provides for a Code Section 280G “cutback” such that payments or benefits that he receives in connection with a Change of Control will be reduced to the extent necessary to avoid the imposition of any excise tax under Code Sections 280G and 4999 if such reduction would result in a greater after-tax payment amount to Mr. Ban.

For purposes of the Ban Employment Agreement, “Change of Control” has the same meaning as used in the Herbert Employment Agreement.

“Cause” is defined in the Ban Employment Agreement as (i) Mr. Ban’s breach of his obligations under the Ban Employment Agreement, or his repeated failure or refusal to perform or observe his duties, responsibilities and obligations as an executive, for reasons other than disability; (ii) any material dishonesty or other breach of the duty of loyalty affecting us or any of our customers, vendors or employees; (iii) use of alcohol or other drugs in a manner which affects the performance of Mr. Ban’s duties, responsibilities and obligations as an employee; (iv) conviction of, or a plea of guilty or nolo contendre to, a charge of commission of a felony or of any crime involving misrepresentation, moral turpitude or fraud; (v) commission by Mr. Ban of any other willful or intentional act which injures our reputation, business or business relationships; or (vi) the existence of any court order or settlement agreement prohibiting Mr. Ban’s continued employment with us.

The Ban Employment Agreement contains non-competition and employee non-solicitation covenants that apply through one year following termination of employment.

On July 1, 2019, Mr. Ban was promoted to the role of Chief Commercial Officer.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2019.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)(2)	Option Expiration Date
Timothy P. Herbert	5/1/2012	9,221	—	1.47	5/1/2022
	9/12/2013	39,272	—	1.14	9/12/2023
	3/31/2014	176,691	—	2.07	3/31/2024
	1/1/2017	42,214	15,680	0.94	1/1/2027
	4/1/2017	101,453	50,727	0.94	4/1/2027
	4/9/2018	46,991	65,790	10.38	4/9/2028
	12/18/2018	21,250	63,750	42.15	12/18/2028
	12/16/2019	—	65,000	71.00	12/16/2029
Richard J. Buchholz	6/1/2014	37,706	—	2.07	6/1/2024
	1/1/2017	585	1,630	0.94	1/1/2027
	4/1/2017	1,325	5,264	0.94	4/1/2027
	4/9/2018	9,398	13,158	10.38	4/9/2028
	12/18/2018	6,250	18,750	42.15	12/18/2028
	12/16/2019	—	20,000	71.00	12/16/2029
Randall A. Ban	9/12/2013	75,187	—	1.14	9/12/2023
	3/31/2014	27,067	—	2.07	3/31/2024
	1/1/2017	9,867	3,666	0.94	1/1/2027
	4/1/2017	24,059	12,031	0.94	4/1/2027
	12/18/2018	6,250	18,750	42.15	12/18/2028
	7/31/2019	—	25,000	67.63	7/31/2029
	12/16/2019	—	20,000	71.00	12/16/2029
(1)	Each stock option award has the same vesting schedule, which provides for 25% of the award to vest on the first anniversary of the grant date and the remaining 75% of the award to vest in 36 equal monthly installments thereafter (such that the award would fully vest on the fourth anniversary of the grant date), subject to the recipient’s continuous employment with us through the relevant vesting dates; provided that a stock option award will fully accelerate in vesting in the event of a termination of the recipient’s employment by us without “Cause” (as defined in the named executive officer’s employment agreement) within one year following a “Change in Control”. For additional details, please refer to the section titled “Executive Compensation—Narrative to Summary Compensation Table—Equity Compensation” above.
(2)	Pursuant to provisions in the 2007 Plan and 2017 Plan, the exercise price and number of shares subject to the options granted under the 2007 Plan and 2017 Plan were adjusted in connection with the 1-for-6.650 reverse stock split of our common stock effected on April 20, 2018. Accordingly, the share totals and exercise prices shown in the table above (and in the corresponding footnotes) reflect our named executive officers’ post reverse stock split holdings.

DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation of our directors for the fiscal year ended December 31, 2019:

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(4)(5)	Total ($)
Gary L. Ellis	23,750	(1)(2)	165,000	188,750
Joyce Erony	30,417	(3)	110,000	140,417
Jerry C. Griffin, M.D.	54,167		110,000	164,167
Mudit K. Jain, Ph.D.	50,000	(1)	110,000	160,000
Chau Khuong	47,500	(1)	110,000	157,500
Dana G. Mead, Jr.	50,000		110,000	160,000
Shawn T McCormick	60,000		110,000	170,000
Marilyn Carlson Nelson	81,667	(1)	110,000	191,667
Casey M. Tansey	55,000	(1)	110,000	165,000
(1)	Each of Mr. Ellis, Dr. Jain, Mr. Khuong, Ms. Nelson, and Mr. Tansey elected to receive such amounts, or a portion of such amounts, in the form of fully vested shares of our common stock in lieu of cash payment, which resulted in the issuance of 170 shares of our common stock to Mr. Ellis, 787 shares of our common stock to Dr. Jain, 748 shares of our common stock to Mr. Khuong, 1,286 shares of our common stock to Ms. Nelson, and 866 shares of our common stock to Mr. Tansey.
(2)	Mr. Ellis commenced service as a member of the board on July 25, 2019.
(3)	Ms. Erony resigned as a member of the board effective August 1, 2019.
(4)	Amounts reflect the full grant date fair value of stock options granted during 2019 computed in accordance with FASB ASC Topic 718, rather than the amounts paid to or realized by the named director. We provide information regarding the assumptions used to calculate the value of all stock option awards in Note 8 to our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
(5)	The table below shows the aggregate numbers of stock option awards (exercisable and unexercisable) held as of December 31, 2019 by each director who was serving as of December 31, 2019.
Name	Number of Shares of Common Stock Underlying Options Outstanding at Fiscal Year End
Gary L. Ellis	5,261
Jerry C. Griffin, M.D.	33,142
Mudit K. Jain, Ph.D.	21,865
Chau Khuong	21,865
Dana G. Mead, Jr.	21,865
Shawn T McCormick	36,902
Marilyn Carlson Nelson	44,420
Casey M. Tansey	21,865

Non-Employee Director Compensation Policy

In connection with the IPO, we adopted, and our stockholders approved, a compensation policy for our non-employee directors that consists of annual retainer fees and long-term equity awards.

Pursuant to this policy, as was subsequently amended effective May 1, 2019, each eligible non-employee director receives an annual cash retainer of $40,000. The chairperson of the board of directors receives an additional annual cash retainer of $35,000. Further, the chairperson of the audit committee receives an additional annual cash retainer of $20,000 and each other member of the audit committee receives an additional annual cash retainer of $10,000, the chairperson of the compensation committee receives an additional annual cash retainer of $15,000 and each other member of the compensation committee receives an additional annual cash retainer of $7,500, and the chairperson of the nominating and governance committee receives an additional annual cash retainer of $15,000 and each other member of the nominating and governance committee receives an additional annual cash retainer of $7,500. Each annual cash retainer will be paid quarterly in arrears. The Board of Directors may, in its discretion, permit a non-employee director to elect to receive any portion of the annual cash retainer in the form of fully vested and unrestricted shares of common stock in lieu of cash. Also, pursuant to this policy, on the date of any annual meeting of our stockholders, we intend to grant each eligible non-employee director an award of an option to purchase a number of shares of our common stock (at a per-share exercise price equal to the closing price per share of the common stock on the date of such annual meeting (or on the last preceding trading day)) that has a grant date fair value of $110,000. The terms of each such award will be set forth in a written award agreement between each non-employee director and us, which will generally provide for vesting after one year of continued service as a director. Each such award will vest in full immediately prior to the occurrence of a Change in Control (as defined in the 2018 Plan).

Also, pursuant to this policy, we intend to grant any eligible non-employee director who is elected or appointed mid-year an award of an option to purchase a number of shares of our common stock (at a per-share exercise price equal to the closing price per share of the common stock on the date of such director’s election or appointment (or on the last preceding trading day)) that has a grant date fair value of $165,000. The terms of each such award will be set forth in a written award agreement between the non-employee director and us, which will generally provide for vesting in three equal installments following the date of grant (such that such award will vest in full on the third anniversary of the date of grant). Each such award will vest in full immediately prior to the occurrence of a Change in Control.

All cash and equity awards granted under the non-employee director compensation policy will be granted under, and subject to the limits of, the 2018 Plan.

In connection with his appointment to the board on July 25, 2019, Mr. Ellis received an initial award of 5,261 options with an exercise price of $67.75 per share pursuant to the non-employee director compensation policy.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of our common stock as of March 6, 2020 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•	each of our directors;
•	each of our named executive officers for 2019; and
•	all directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.

The percentage of shares beneficially owned is computed on the basis of 24,159,436 shares of our common stock outstanding as of March 6, 2020. Shares of our common stock that a person has the right to acquire within 60 days of March 6, 2020 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Inspire Medical Systems, Inc., 5500 Wayzata Blvd., Suite 1600, Golden Valley, MN 55416.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Holders of More than 5%:
BlackRock, Inc.(1)	1,834,219	7.6%
Named executive officers and directors:
Timothy P. Herbert(2)	773,655	3.1%
Randall A. Ban(3)	140,158	*
Richard J. Buchholz(4)	94,170	*
Marilyn Carlson Nelson(5)	258,426	1.1%
Gary L. Ellis	1,170	*
Jerry C. Griffin, M.D.(6)	61,942	*
Mudit K. Jain, Ph.D.(7)	22,840	*
Chau Khuong(8)	23,338	*
Dana G. Mead, Jr.(9)	41,865	*
Shawn T McCormick(10)	47,420	*
Casey M. Tansey(11)	152,334	*
All executive officers and directors as a group (12 individuals)(12)	1,651,337	6.6%
*	Represents less than 1%.
(1)	Based on a Schedule 13G filed with the SEC on February 7, 2020 by BlackRock, Inc. has sole voting power with respect to 1,784,457 shares of our common stock and sole dispositive power with respect to 1,834,219 shares of our common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(2)	Includes for Mr. Herbert, (i) 298,199 shares of common stock held by a trust as to which Mr. Herbert serves as trustee and (ii) 475,456 shares of common stock underlying options currently exercisable or exercisable within 60 days of March 6, 2020. Does not include 350 shares of common stock held by his daughter as to which Mr. Herbert disclaims beneficial ownership.
(3)	Includes for Mr. Ban, 139,683 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 6, 2020.
(4)	Includes for Mr. Buchholz, 61,499 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 6, 2020. Does not include 600 shares of common stock held by his daughter as to which Mr. Buchholz disclaims beneficial ownership.

(5)	Includes for Ms. Nelson, (i) 211,517 shares of common stock held by GDN Holdings, LLC (“GDN”), as to which Ms. Nelson is the managing member and (ii) 44,420 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 6, 2020.
(6)	Includes for Dr. Griffin, 33,142 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 6, 2020.
(7)	Includes for Dr. Jain, 21,865 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 6, 2020.
(8)	Includes for Mr. Khoung, 21,865 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 6, 2020.
(9)	Includes for Mr. Mead, 21,865 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 6, 2020.
(10)	Includes for Mr. McCormick, (i) 3,000 shares of common stock held by a trust as to which Mr. McCormick serves as trustee and (ii) 36,902 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 6, 2020.
(11)	Includes for Mr. Tansey, 21,865 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 6, 2020.
(12)	Includes for all executive officers and directors as a group, 910,076 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 6, 2020.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2019 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2019 other than one Form 4 for Mr. Ban reporting an option grant made on July 31, 2019, which was inadvertently filed late.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures on Transactions with Related Persons

Our Board of Directors recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly-held common stock listed on the NYSE. Our related person transaction policy requires that the audit committee approve or ratify related person transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K (which are transactions, subject to specified exceptions, in which we were or are to be a participant, the amount involved exceeds $120,000 and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest). It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest and that no director may participate in the approval of a related person transaction for which he or she is a “related person.” Each of the transactions described below entered into following the adoption of our related person transaction policy was approved in accordance with such policy.

Participation in Our Initial Public Offering

In connection with our IPO consummated in May 2018, certain of our existing stockholders and members of our Board of Directors purchased shares of our common stock from the underwriters at the public offering price of $16.00 per share, and on the same terms as other investors in our IPO. The following table summarizes purchases of shares of our common stock in our IPO by holders of more than 5% of our capital stock, certain members of our Board of Directors and an entity affiliated with a member of our Board of Directors.

Participants	Shares Purchased	Aggregate Purchase Price
		(in thousands)
Greater than 5% Stockholders
Orbimed Private Investments V, L.P.(1)	312,500	$5,000
Amzak Health Investors, LLC(2)	125,000	$2,000
Directors and Affiliates
GDN Holdings, LLC(3)	62,500	$1,000
Dana G. Mead, Jr.	20,000	$320
Casey M. Tansey	187,500	$3,000
(1)	Mr. Chau Khuong, a member of our Board of Directors, is affiliated with OrbiMed Private Investments V, L.P.
(2)	Ms. Joyce Erony, a former member of our Board of Directors, is affiliated with Amzak Health Investors, LLC.
(3)	Ms. Marilyn Carlson Nelson, a member of our Board of Directors, is the managing member of GDN Holdings, LLC.

Investor Rights Agreement

We are party to a fifth amended and restated investor rights agreement (as amended, the “Investor Rights Agreement”) with each holder of our formerly outstanding convertible preferred stock, including each holder of more than 5% of our common stock and certain of our directors (or, in some cases, entities affiliated therewith). The Investor Rights Agreement imposes certain affirmative obligations on us, and also grants certain rights to the holders, including certain registration rights with respect to the registrable securities held by them. In connection with our IPO, we entered into an amendment to the Investor Rights Agreement which provided for the termination of all rights and covenants thereunder, other than the registration rights described above, immediately prior to the consummation of our IPO.

Voting Agreement

We were party to that certain fifth amended and restated voting agreement, as amended, or the Voting Agreement, pursuant to which each of U.S. Venture Partners IX, L.P., Kleiner Perkins Caufield & Byers, Synergy Life Science Partners, LP, OrbiMed Private Investments V, L.P. and Amzak Health Investors, LLC had the right to designate one member to be elected to our Board of Directors. The Voting Agreement terminated by its terms in connection with the closing of our IPO, and none of our stockholders currently have any continuing rights regarding the election or designation of members of our Board of Directors.

Right of First Refusal and Co-Sale Agreement

We were party to a fifth amended and restated right of first refusal and co-sale agreement with the Timothy P. Herbert 2013 Family Irrevocable GST Trust U/A/D November 27, 2013 and each holder of our convertible preferred stock, which included each holder of more than 5% of our capital stock and certain of our directors (or, in some cases, entities affiliated therewith), pursuant to which we had a right of first refusal in respect of certain sales of securities by the Timothy P. Herbert 2013 Family Irrevocable GST Trust U/A/D November 27, 2013. The right of first refusal and co-sale agreement terminated in connection with the closing of our IPO.

Director and Officer Indemnification and Insurance

We have agreed to indemnify each of our directors and executive officers against certain liabilities, costs and expenses, and have purchased directors’ and officers’ liability insurance.

PROPOSAL NO. 3 — APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal (the “Say-on-Pay Vote”), and commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

We encourage our stockholders to review the “Executive Compensation” section of this Proxy Statement for more information.

As an advisory approval, this proposal is not binding upon us or our Board of Directors. However, the compensation committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and compensation committee will consider the outcome of this vote in making future compensation decisions for our named executive officers. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Inspire Medical Systems, Inc. approve, on an advisory basis, the fiscal year 2019 compensation of Inspire Medical Systems, Inc.’s named executive officers as described in the “Executive Compensation” section and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Inspire Medical Systems, Inc.’s Proxy Statement for the 2020 Annual Meeting of Stockholders.”

Board Recommendation

Our Board of Directors unanimously recommends you vote FOR the resolution to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, as disclosed in the “Executive Compensation” section, the accompanying compensation tables and related narrative disclosure of this Proxy Statement.

PROPOSAL NO. 4 — APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

In accordance with Section 14A of the Exchange Act, we are requesting your advisory, non-binding vote regarding the frequency with which stockholders should have an opportunity to provide a say-on-pay vote. We are providing stockholders the option of selecting a frequency of every ONE YEAR, TWO YEARS, THREE YEARS or abstaining. Stockholders are not voting to approve or disapprove of the Board’s recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future say-on-pay votes.

We recommend that our stockholders select a frequency of every ONE YEAR. We believe that this frequency is appropriate because it will enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our proxy statement, leading to a more meaningful and coherent communication between us and our stockholders on the compensation of our named executive officers. An annual advisory vote on executive compensation is consistent with our goal of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

Board Recommendation

Our Board of Directors unanimously recommends that you vote for every ONE YEAR as the frequency of future say-on-pay votes.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2021 (the “2021 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 5500 Wayzata Blvd., Suite 1600, Golden Valley, MN 55416, in writing not later than November 16, 2020.

Stockholders intending to present a proposal at our 2021 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2021 Annual Meeting no earlier than the close of business on December 31, 2020 and no later than the close of business on January 30, 2021. The notice must contain the information required by our bylaws. In the event that the date of the 2021 Annual Meeting is more than 30 days before or more than 60 days after April 30, 2021, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2021 Annual Meeting and not later than the close of business of the 90th day prior to the 2021 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

HOUSEHOLDING

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

2019 ANNUAL REPORT

Our 2019 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice Regarding the Availability of Proxy Materials can access our 2019 Annual Report, including our Annual Report on Form 10-K for 2019, at www.proxyvote.com.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary, Inspire Medical Systems, Inc., 5500 Wayzata Blvd., Suite 1600, Golden Valley, MN 55416.

Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

Timothy P. Herbert
President, Chief Executive Officer and Secretary

Golden Valley, Minnesota
March 16, 2020

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 29, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/INSP2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 29, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E96547-P31309

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INSPIRE MEDICAL SYSTEMS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Gary L. Ellis
02) Mudit K. Jain, Ph.D.
03) Dana G. Mead, Jr.

The Board of Directors recommends you vote FOR proposals 2 and 3:

The Board of Directors recommends you vote 1 YEAR for the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of the named executive officers of Inspire Medical Systems, Inc.	☐	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

E96548-P31309

INSPIRE MEDICAL SYSTEMS, INC.
Annual Meeting of Stockholders
April 30, 2020 8:00 AM, Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Timothy Herbert and Richard Buchholz, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of INSPIRE MEDICAL SYSTEMS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Central Time on April 30, 2020, at www.virtualshareholdermeeting.com/INSP2020 and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated on the reverse side, and in the discretion of the proxies with respect to such other matters as may properly come before the Annual Meeting.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side